Exhibit 99.1

SUBSCRIPTION AGREEMENT

CASCADE COACHING CORP.
500-666 Burrard Street
Vancouver, British Columbia
Canada V6C 3P6

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser" ) is purchasing __________________________________________________ (__________) shares of Common Stock of CASCADE COACHING CORP. (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms that he/she/it is not a resident of Canada. The shares will not be sold to residents of Canada.

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Alfred Nutt solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Nutt.

MAKE CHECK PAYABLE TO: CASCADE COACHING CORP.

Executed this _____ day of ___________________, 200___.

Signature of Purchaser

Address of Purchaser

Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

CASCADE COACHING CORP.

By:

Title: